EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian Chief Financial Officer and Treasurer Insteel Industries, Inc. 336-786-2141, Ext. 3020

INSTEEL INDUSTRIES REINSTITUTES QUARTERLY CASH DIVIDEND

MOUNT AIRY, N.C., June 15, 2005 – Insteel Industries, Inc. (Nasdaq: IIIN) today announced that its board of directors had approved the reinstitution of a quarterly cash dividend of $0.06 per share on the Company’s common stock which represents an expected total annual dividend of $0.24 per common share. The quarterly cash dividend is payable on July 8, 2005 to shareholders of record as of June 24, 2005. The Company had previously paid a quarterly cash dividend from its public offering in 1985 through fiscal 2000.

“The decision to reinstitute our quarterly cash dividend reflects our commitment to enhance shareholder value and encourage long-term investment in Insteel Industries as well as our confidence in the future prospects of the Company,” said H.O. Woltz III, Insteel’s president and chief executive officer. “The strengthening of our financial position and improved free cash flow provide us with the flexibility to pay dividends while continuing to invest in growth opportunities. We’re pleased to be able to return a portion of our earnings to our shareholders without compromising our future growth prospects.”

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends, if any, are discretionary and will be subject to determination by the board of directors each quarter after its review of the Company’s financial performance and business conditions. In addition, the Company’s ability to pay future dividends is subject to compliance with the dividend restrictions and financial covenant limitations in the Company’s Credit Agreement, as amended, pertaining to its senior secured credit facility.

Insteel Industries is one of the nation’s leading manufacturers of wire products. The Company manufactures and markets concrete reinforcing and industrial wire products for a broad range of construction and industrial applications.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly with respect to the Company’s ability to pay future dividends. When used in this news release, the words “believes,” “anticipates,” “expects,” “plans” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks are discussed in detail in the Company’s periodic reports, in particular in its report on Form 10-K for the year ended October 2, 2004, filed with the U.S. Securities and Exchange Commission. You should carefully read these risk factors.

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All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

It is not possible to anticipate and list all risks and uncertainties that may affect the future operations or financial performance of the Company; however, they include, but are not limited to, the following:

•	general economic and competitive conditions in the markets in which the Company operates;

•	the cyclical nature of the steel industry;

•	changes in U.S. or foreign trade policy affecting steel imports or exports;

•	fluctuations in the cost and availability of the Company’s primary raw material, hot-rolled steel wire rod from domestic and foreign suppliers;

•	the Company’s ability to competitively source its raw material requirements;

•	the Company’s ability to raise selling prices in order to recover increases in wire rod prices;

•	interest rate volatility;

•	unanticipated changes in customer demand, order patterns and inventory levels;

•	the Company’s ability to successfully develop niche products, such as its engineered structural mesh (“ESM”) products;

•	legal, environmental or regulatory developments that significantly impact the Company’s operating costs;

•	the timely completion of the Company’s ESM production line and reconfiguration and expansion of the Company’s PC strand operation in Gallatin, Tennessee;

•	unanticipated plant outages, equipment failures or labor difficulties; and

•	continued escalation in medical costs that affect employee benefit expenses.

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